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                                                                     Exhibit 2.1

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                  by and among

                                 RESTRAC, INC.,

                                AMAZON.COM, INC.

                                       and

                                  JUNGLEE CORP.



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                                TABLE OF CONTENTS

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Section                                                                                                Page
-------                                                                                                ----
1.       Sale and Delivery of the Assets.................................................................1
                  1.1      Delivery of the Assets........................................................1
                  1.2      Assignment....................................................................2
                  1.3      Further Assurances............................................................2
                  1.4      Purchase Price................................................................2
                  1.5      Allocation of Purchase Price..................................................2
                  1.6      The Closing...................................................................2

2.       Representations of the Seller...................................................................3
                  2.1      Organization..................................................................3
                  2.2      Authorization.................................................................3
                  2.3      Ownership of the Assets.......................................................3
                  2.4      Litigation....................................................................3
                  2.5      Fixed Assets..................................................................4
                  2.6      Contracts and Commitments.....................................................4
                  2.7      Customers.....................................................................5
                  2.8      Disclosure....................................................................5
                  2.9      Investment Representations.  .................................................5

3.       Representations of the Buyer....................................................................5
                  3.1      Organization and Authority....................................................5
                  3.2      Capitalization of the Buyer...................................................6
                  3.3      Authorization.................................................................6
                  3.4      Regulatory Approvals..........................................................6
                  3.5      Litigation....................................................................7
                  3.6      Compliance with Other Instruments.  ..........................................7
                  3.7      Company Disclosure............................................................7
                  3.8      Absence of Certain Changes.  .................................................8
                  3.9      Disclosure....................................................................8

4.       Confidentiality and Public Announcements........................................................8
                  4.1      Confidentiality...............................................................8
                  4.2      Public Announcements..........................................................8

5.       Conditions to Obligations of the Buyer..........................................................8

6.       Conditions to Obligations of the Seller.........................................................9
         6.1      Documents..............................................................................9




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

         6.2      Filing................................................................................10

7.       Indemnification................................................................................10
                  7.1      By the Buyer and the Seller..................................................10
                  7.2      By the Seller................................................................10
                  7.3      By the Buyer.................................................................11
                  7.4      Claims for Indemnification...................................................11
                  7.5      Defense by Indemnifying Party................................................12
                  7.6      Payment of Indemnification Obligation........................................12
                  7.7      Survival of Representations;
                           Claims for Indemnification...................................................12
                  7.8      Minimum Claim; Limitation of Liability.  ....................................12

8.       Post-Closing Agreements........................................................................13
                  8.1      Proprietary Information......................................................13
                  8.2      Sharing of Data..............................................................13
                  8.3      Cooperation in Litigation....................................................13
                  8.4      Transition.  ................................................................14
                  8.5      Product and Service Claims and Returns.......................................14

9.       Registration Rights............................................................................14
                  9.1      Demand Registration.  .......................................................14
                  9.2      Incidental Registration......................................................15
                  9.3      Registration Procedures.  ...................................................16
                  9.4      Allocation of Expenses.  ....................................................18
                  9.5      Indemnification and Contribution.  ..........................................18
                  9.6      Other Matters with Respect to
                           Underwritten Offerings.......................................................21
                  9.7      Information by Seller.  .....................................................21
                  9.8      Information of Buyer.  ......................................................21

10.      Transfer and Sales Tax.........................................................................21

11.      Brokers........................................................................................21
                  11.1     For the Seller...............................................................21
                  11.2     For the Buyer................................................................21

12.      Notices........................................................................................22

13.      Successors and Assigns.........................................................................23

14.      Entire Agreement; Amendments; Attachments......................................................23





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

15.      Expenses.......................................................................................23

16.      Legal Fees.....................................................................................23

17.      Governing Law..................................................................................24

18.      Section Headings...............................................................................24

19.      Severability...................................................................................24

20.      Counterparts...................................................................................24



                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is made as of November 18, 1998 by and among, on the one hand, Restrac, Inc., a Delaware corporation with its principal office at 91 Hartwell Avenue, Lexington, Massachusetts (the "Buyer"), and, on the other hand Amazon.com, Inc., a Delaware corporation ("Amazon.com") and Junglee Corp., a Delaware corporation ("Junglee"), each with its principal office at 1516 Second Avenue, Seattle, Washington (together, the "Seller").

                              Preliminary Statement

         The Buyer desires to purchase, and the Seller desires to sell, all of the assets and business of the Seller relating solely to the collection, organization and presentation of employment and related data (the "Employment Business Unit") for the consideration set forth below, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1.       Sale and Delivery of the Assets

                  1.1      Delivery of the Assets.

                           (a) Subject to and upon the terms and conditions of
this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, the following properties, assets and rights:

                                    (i) in accordance with Section 1.2, all
rights and obligations of the Seller under the contracts, agreements, licenses and other instruments set forth on Schedule 2.6 attached hereto (collectively, the "Contracts");

                                    (ii) all books, records, accounts,
correspondence, technical and procedural manuals, customer lists and any confidential information that has been reduced to writing solely relating to or arising solely out of the Employment Business Unit; and

                                    (iii) in accordance with Exhibit C, the
computer hardware set forth on Schedule 2.5 (the "Fixed Assets").

                           (b) The Contracts, Fixed Assets and any other
properties, assets and business of the Seller comprising the Employment Business Unit described in paragraph (a) above shall be referred to collectively as the "Assets."

                  1.2 Assignment. The Seller will assign all Contracts to the Buyer which by their provisions are assignable without the consent of the other contracting party and, for all other Contracts, the Seller will use its reasonable efforts to assign such Contracts to the Buyer.

                  1.3 Further Assurances. At any time and from time to time after the Closing, at the Buyer's reasonable request and without further consideration except for reimbursement of Seller's out-of-pocket costs, the Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets, to put the Buyer in actual possession and operating control thereof and to carry out the purpose and intent of this Agreement.

                  1.4 Purchase Price.

                           (a) The purchase price for the Assets and the rights
granted under the license agreement attached hereto as Exhibit A (the "License Agreement") shall be $6,000,000 in cash and 1,670,273 shares (the "Shares") of the common stock of the Buyer, $.01 par value per share (the "Buyer Common Stock") (together, the "Purchase Price"). The Purchase Price shall be payable in the manner described in paragraph (b) of this Section 1.4.

                           (b) At the Closing, the Buyer shall deliver to the
Seller (i) the sum of $6,000,000 in cash, by check or by wire transfer of immediately available funds to an account designated by the Seller, and (ii) a stock certificate issued in the name of the Seller or its designee representing 1,670,273 shares of Buyer Common Stock.

                  1.5 Allocation of Purchase Price. Seller and Buyer hereby agree to cooperate in good faith to determine the allocation of the Purchase Price among the Assets and the rights granted under the License Agreement.

                  1.6 The Closing. The Closing shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 1:00 p.m., Boston time, on November __, 1998 or at such other place, time or date as may be mutually agreed upon in writing by the parties hereto (the "Closing Date"). The transfer of the Assets by the Seller to the Buyer shall be deemed to occur at 1:00 p.m., Boston time, on the Closing Date.

         2. Representations of the Seller

         Except as set forth on the Schedule of Exceptions attached hereto as Exhibit D

(which Schedule of Exceptions shall be deemed to be representations and warranties to the Buyer by the Seller under this Agreement), the Seller represents and warrants to the Buyer as follows:

                  2.1 Organization. Each of Amazon.com and Junglee is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority (corporate and other) to own its properties, to execute and deliver this Agreement and the License Agreement, and to consummate the transactions contemplated hereby and thereby.

                  2.2 Authorization. The execution and delivery of this Agreement and the License Agreement by the Seller, and the consummation by the Seller of all transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and the License Agreement constitute the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms. The execution, delivery and performance by the Seller of this Agreement and the License Agreement, and the consummation by the Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Seller; (b) violate the provisions of the respective Certificates of Incorporation or Bylaws of Amazon.com or Junglee; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the Assets pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement pertaining to the Assets to which the Seller is a party or by which the Seller or the Assets is bound.

                  2.3 Ownership of the Assets. The Seller is, and at the Closing will be, the true and lawful owner of the Assets, and will have the right to sell and transfer to the Buyer good, clear, record and marketable title to the Assets, free and clear of all encumbrances of any kind. The delivery to the Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in the Buyer, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind or nature whatsoever, assuming Buyer is acquiring the Assets without knowledge of any adverse claim.

                  2.4 Litigation. Except as set forth on Schedule 2.4 attached hereto, the Seller is not a party to, or to the Seller's best knowledge threatened with, and none of the Assets is subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Assets. The Seller is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority affecting the Assets.

                  2.5 Fixed Assets. Schedule 2.5 attached hereto sets forth a true, correct and complete list of all Fixed Assets as of the date hereof.

                  2.6      Contracts and Commitments.

                           (a) Schedule 2.6 attached hereto contains a true,
complete and correct list of the following contracts and agreements that are materially related to the Employment Business Unit (collectively, the "Contracts"):

                                    (i) all contracts, agreements, commitments,
purchase orders or other understandings or arrangements to which the Seller is a party or by which the Seller or the Assets is bound which (A) involve payments or receipts by the Seller of more than $25,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or
(B) are of material importance to the Software (as defined in the License Agreement);

                                    (ii) all agency, distributor, sales
representative and similar agreements materially related to the Employment Business Unit to which the Seller is a party; and

                                    (iii) all leases, whether operating, capital
or otherwise, materially related to the Employment Business Unit and under which the Seller is lessor or lessee.

                           (b) Except as set forth on Exhibit D attached hereto:

                                    (i) to Seller's knowledge, each Contract is
a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and the Seller does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                                    (ii) to Seller's knowledge, the Seller is
not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                                    (iii) to Seller's knowledge, there is no
existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto; and

                                    (iv) to Seller's knowledge, Seller is not
restricted by any Contract from carrying on its business solely with respect to the Employment Business Unit anywhere in the world.

                           (c) True, correct and complete copies of all
Contracts have previously been delivered by the Seller to the Buyer.

                  2.7 Customers. Schedule 2.7 attached hereto sets forth a true, correct and complete list of the names and addresses of all customers of the Seller solely with respect to the Employment Business Unit. None of such customers has notified the Seller in writing that it intends to discontinue its relationship with the Seller.

                  2.8 Disclosure. No representation or warranty by the Seller in this Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

                  2.9 Investment Representations. Seller is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Seller has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Seller is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").

         3. Representations of the Buyer

         The Buyer represents and warrants to the Seller as follows:

                  3.1 Organization and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Buyer has full power to execute and deliver this Agreement and the License Agreement and to consummate the transactions contemplated hereby and thereby. Copies of the Certificate of Incorporation and the Bylaws of the Buyer, as amended to date, have been previously delivered to the Seller, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

                  3.2 Capitalization of the Buyer. The Buyer's authorized capital stock consists of 30,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), of which 8,355,546 shares were issued and outstanding as of the close of the trading day on November 17, 1998; and 5,000,000 shares of blank check preferred stock, of which no shares are issued and outstanding. All of the outstanding shares of capital stock of the Buyer, including the Shares, have been and on the Closing Date will be duly and validly issued and are, or will be, fully paid and nonassessable, and were or will be issued in accordance with the registration provisions of applicable securities laws or applicable exemptions therefrom. Other than as set forth above, there are no outstanding shares of Common Stock and no outstanding or authorized shares of preferred stock. Other than this Agreement and options under the Buyer's 1996 Stock Option and Grant Plan, 1994 Stock Option Plan and 1996 Employee Stock Purchase Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Buyer is a party or by which it is bound obligating Buyer to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any capital shares of Buyer, or obligating Buyer to grant, extend or enter into such option, warrant, call, right, commitment or agreement.

                  3.3 Authorization. The execution and delivery by the Buyer of this Agreement and the License Agreement, and the consummation by the Buyer of all transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and the License Agreement constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the License Agreement, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both,
(a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer's Certificate of Incorporation or Bylaws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which it or its properties is a party or by which the Buyer is or may be bound. No consent or approval of any third party is required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

                  3.4 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

                  3.5 Litigation. There is no action, suit, proceeding or investigation pending or, to Buyer's knowledge, currently threatened against the Buyer that questions the validity of this Agreement or the License Agreement, or the right of the Buyer to enter into this Agreement or the License Agreement or to consummate the transactions contemplated hereby or thereby. There is no action, suit, proceeding or investigation pending or, to the knowledge of Buyer, currently threatened against Buyer that could reasonably be expected, either individually or in the aggregate, to have a material adverse effect on Buyer's business. Buyer is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that could reasonably be expected to have a material adverse effect on Buyer's business. There is no action, suit, proceeding or investigation by Buyer currently pending or, to Buyer's knowledge, threatened, or that Buyer intends to initiate that could reasonably be expected to have a material adverse effect on Buyer's business.

                  3.6 Compliance with Other Instruments. Buyer is not in any material respect in violation of or default under any provision of its charter documents, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound that could reasonably be expected to have a material adverse effect on Buyer's business, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to Buyer that could reasonably be expected to have a material adverse effect on Buyer's business.

                  3.7 Company Disclosure. Buyer has provided Seller with true and complete copies of its annual report on Form 10-K for its fiscal year ended September 30, 1997, its proxy statement for its annual shareholders meeting held on February 4, 1998, its quarterly reports on Form 10-Q for the fiscal quarters ended December 31, 1997, March 31, 1998 and June 30, 1998, and all other reports or documents required to be filed by Buyer pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the filing of the most recent quarterly report on Form 10-Q, and audited financial statements of Buyer for the year ended September 30, 1997 (the "Buyer Disclosure Package"). All documents contained in the Buyer Disclosure Package and filed with the U.S. Securities and Exchange Commission (the "SEC") (including all financial statements included therein) comply in all material respects with the applicable SEC rules and regulations thereto and as of the date of this Agreement no additional filings or amendment of any previous filings is required under such rules and regulations. The financial statements of Buyer included in the Buyer Disclosure Package (the "Buyer Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). Since September 30, 1997, there has been no material change in Buyers' accounting policies.

                  3.8 Absence of Certain Changes. Since September 30, 1997, Buyer has conducted its business in the ordinary course and, except for the execution, delivery and performance of this Agreement or as required hereby, there has not occurred (a) any material adverse change in the business, financial condition, results of operations, prospects or assets of Buyer; (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, financial condition, results of operations, prospects or assets of Buyer; or (c) any acquisition or disposition of a material amount of property or assets of Buyer outside of the ordinary course of business.

                  3.9 Disclosure. No representation or warranty by the Buyer in this Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

         4. Confidentiality and Public Announcements

                  4.1 Confidentiality. All information not previously disclosed to the public or generally known to persons engaged in the respective businesses of the Seller or the Buyer which shall have been furnished by the Buyer or the Seller to the other party in connection with the transactions contemplated hereby or as provided pursuant to this Section 4 shall not be disclosed to any person other than their respective employees, directors, attorneys, accountants or financial advisors or other than as contemplated herein.

                  4.2 Public Announcements. The parties agree that prior to the Closing Date, except as otherwise required by law, any and all public announcements or other public communications concerning this Agreement and the purchase of the Assets by the Buyer shall be subject to the approval of both parties, which approval shall not be unreasonably withheld.

         5. Conditions to Obligations of the Buyer

                  The obligations of the Buyer under this Agreement are subject to the delivery by Seller to Buyer, at or prior to the Closing, of each of the following documents:

                           (a) a bill of sale substantially in the form attached
hereto as

Exhibit B;

                           (b) such instruments of conveyance, assignment and
transfer, in form and substance satisfactory to the Buyer, as shall be reasonably requested by Buyer;

                           (c) such contracts, files and other data and
documents materially pertaining to the Assets as the Buyer may reasonably request;

                           (d) a License Agreement substantially in the form
attached hereto as Exhibit A;

                           (e) an opinion of Fenwick & West LLP, counsel to the
Buyer, dated as of the Closing Date, in substantially the form attached hereto as Exhibit E, and as to such other matters as may be reasonably requested by the Seller;

                           (f) a cross receipt executed by the Buyer and the
Seller; and

                           (g) such other documents, instruments or certificates
as the Buyer may reasonably request.

         6. Conditions to Obligations of the Seller

                  6.1 Documents. The obligations of the Seller under this Agreement are subject to the delivery by Buyer to Seller, at or prior to the Closing, of each of the following documents:

                           (a) payment of the Purchase Price;

                           (b) a cross receipt executed by the Buyer and the
Seller;

                           (c) an opinion of Hale and Dorr LLP, counsel to the
Buyer, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F, and as to such other matters as may be reasonably requested by the Seller; and

                           (d) such other documents, instruments or certificates
as the Seller may reasonably request.

                  6.2 Filing. The obligations of the Seller under this Agreement are further subject to the fulfillment of the following condition:

                           (a) Buyer will have filed with the Nasdaq National
Market a Notification Form for Listing of Additional Shares with respect to the Shares.

         7. Indemnification

                  7.1 By the Buyer and the Seller. The Buyer and the Seller each hereby indemnifies and holds harmless the other party against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer or the Seller in connection with each and all of the following:

                           (a) Any breach by the indemnifying party of any
representation or warranty in this Agreement;

                           (b) Any breach of any covenant, agreement or
obligation of the indemnifying party contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement; and

                           (c) Any misrepresentation contained in any statement,
certificate or schedule furnished by the indemnifying party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

                  7.2 By the Seller. The Seller further agrees to indemnify and hold harmless the Buyer from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Buyer, in connection with each and all of the following:

                           (a) Any claims against, or liabilities or obligations
of, the Seller or against the Assets arising prior to the Closing Date not specifically assumed by the Buyer pursuant this Agreement;

                           (b) Any violation by the Seller of, or any failure by
the Seller to comply with, any law, ruling, order, decree or regulation applicable to the Assets and arising prior to the Closing Date, whether or not any such violation or failure to comply has been disclosed to the Buyer, including any out-of-pocket costs incurred by the Buyer in connection with the transfer of the Assets;

                           (c) Any warranty claim or product liability claim
relating to the Assets prior to the Closing Date; and

                           (d) Any tax liabilities or obligations of the Seller
related to the Assets and arising prior to the Closing Date.

                  7.3 By the Buyer. The Buyer further agrees to indemnify and hold harmless the Seller from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by the Seller, in connection with each and all of the following:

                           (a) Any claims against, or liabilities or obligations
of, the Buyer or against the Assets arising on or after the Closing Date;

                           (b) Any violation by the Buyer of, or any failure by
the Buyer to comply with any law, ruling, order, decree or regulation applicable to the Assets arising on or after the Closing Date;

                           (c) Any warranty claim or product liability claim
relating to the Assets on or after the Closing Date; and

                           (d) Any tax liabilities or obligations of the Buyer
related to the Assets arising on or after the Closing Date.

                  7.4 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder the party seeking indemnification (the "Indemnified Party"), shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 7.5 of this Agreement.

                  7.5 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

                  7.6 Payment of Indemnification Obligation. All indemnification by the Buyer or the Seller hereunder shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

                  7.7 Survival of Representations; Claims for Indemnification. All representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto. All such representations and warranties shall expire on the first anniversary of the Closing Date, except for claims, if any, asserted in writing prior to such first anniversary, which shall survive until finally resolved and satisfied in full. All claims and actions for indemnity pursuant to this Section 7 for breach of any representation or warranty shall be asserted or maintained in writing by a party hereto on or prior to the expiration of such one-year period.

                  7.8 Minimum Claim; Limitation of Liability. The Seller shall not have any liability for indemnification under this Section 7 unless and until the accumulated aggregated amount of claims of the Buyer provided for in Section 7 exceeds $50,000. The Seller's total indemnification obligation to the Buyer under this Agreement will be limited to the cash payments received from the Buyer under this Agreement (inclusive of the first $50,000). The parties have agreed that the limitations specified in this Section 7.8 form an essential basis of the bargain and will apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

         8.       Post-Closing Agreements

         From and after the Closing Date:

                  8.1      Proprietary Information.

                           (a) The Seller shall hold in confidence, and use its
best efforts to have all of its officers, directors and personnel hold in confidence, all knowledge and information of a secret or confidential nature with respect to the Assets and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Seller.

                           (b) The Seller agrees that the remedy at law for any
breach of this Section 8.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 8.1.

                  8.2 Sharing of Data.

                           (a) The Seller shall have the right for a period of
three years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the Assets prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of three years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence and other records which are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relate to the Assets transferred to the Buyer hereunder or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

                           (b) The Seller and the Buyer agree that from and
after the Closing Date they shall cooperate fully with each other to facilitate the transfer of the Assets from the Seller to the Buyer and the operation thereof by the Buyer.

                  8.3 Cooperation in Litigation. Each party hereto will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the business of the Seller in connection with the Assets prior to or after the Closing Date (other than litigation arising out the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding.

                  8.4 Transition. Each party shall diligently and timely perform the tasks outlined on Exhibit C related to the transition of the Assets from the Seller to the Buyer.

                  8.5 Product and Service Claims and Returns. Seller shall be responsible for customer claims relating to services rendered by Seller prior to the Closing Date, and customer claims relating to, or returns of, products or services of Seller which were licensed or sold and shipped by the Seller prior to the Closing Date.

         9. Registration Rights

                  9.1 Demand Registration.

                           (a) Beginning on the second anniversary of this
Agreement, if Seller is or is deemed to be an "Affiliate" of the Buyer, as such term is defined in Rule 144 under the Securities Act, Seller may once request, in writing, that Buyer use its best efforts to effect, as expeditiously as possible, the registration of any or all of the Shares then held by Seller on a Registration Statement (as defined below) on Form S-3 (or any successor form). Thereafter, for a period of 12 months following the effective date of such Registration Statement, Buyer shall prepare and file with the Commission such amendments and supplements to such Registration Statement and prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement. Buyer hereby covenants to exercise its reasonable efforts to maintain its eligibility to file a registration statement on Form S-3 (or any successor form) until the exercise by the Seller of its rights under this subsection.

                           (b) "Registration Statement" means a registration
statement filed by the Buyer with the SEC for a public offering and sale of securities of the Buyer (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation); and, for purposes of this Section 9.1, means only a registration statement on Form S-3 (or any successor form).

                           (c) If at the time of Seller's request to register
Shares pursuant to Section 9.1(a), Buyer is required or has fixed plans to effect a registered public offering as to which Seller may include Shares pursuant to Section 9.2 or is engaged in any other activity which, in the good faith determination of Buyer's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Buyer, then the Buyer may at its option direct that such request be delayed for period not in excess of 60 days from the effective date of such offering or the date of commencement of such activity, as the case may be, such right to delay a request to be exercised by the Buyer not more than once.

                           (d) The right granted under this Section 9.1 to
request
registration of Shares shall cease on the seventh anniversary of this Agreement.

                  9.2 Incidental Registration.

                           (a) Whenever Buyer proposes to file a Registration
Statement under the Securities Act, at any time and from time to time, it will, at least 30 days prior to such filing, give written notice to Seller of its intention to do so. Upon the written request of Seller given within 20 days after Buyer provides such notice (which request shall state the intended method of disposition of such Shares), Buyer shall use its best efforts to cause all Shares which Buyer has been requested by Seller to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Seller; provided that Buyer shall have the right to postpone or withdraw any registration effected pursuant to this Section 9.2(a) without obligation to Seller.

                           (b) If the registration for which Buyer gives notice
pursuant to Section 9.2(a) is a registered public offering involving an underwriting, Buyer shall so advise Seller as a part of the written notice given pursuant to Section 9.2(a). In such event, the right of Seller to include its Shares in such registration pursuant to Section 9.2(a) shall be conditioned upon Seller's participation in such underwriting on the terms set forth herein. Seller shall (together with Buyer and any officers or directors distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by Buyer. Notwithstanding any other provision of this Section 9.2, if the managing underwriter determines that the inclusion of all shares requested to be registered would adversely affect the offering, Buyer may limit the number of Shares to be included in the registration and underwriting, but in no event to less than Seller's pro rata share of the total number of shares requested to be registered in such registration pursuant to this Section 9.2 and
Section 8.3 of the Stock Purchase Agreement dated as of January 5, 1994 by and among the Buyer and the Purchasers listed on Schedule A thereto, and provided that all shares proposed to be sold by officers, directors and employees of Buyer have first been excluded.

                           (c) Notwithstanding the foregoing, Buyer shall not be
required, pursuant to this Section 9.2, to include any Shares in a Registration Statement if all such Shares can then be sold pursuant to Rule 144(k) under the Securities Act.

                  9.3 Registration Procedures.

                           (a) If and whenever Buyer is required by the
provisions of this Agreement to use its best efforts to effect the registration of any of Seller's Shares under the Securities Act, Buyer shall:

                                    (i) file with the SEC a Registration
Statement with
respect to such Shares and use its best efforts to cause that Registration Statement to become and remain effective for 180 days (or 12 months, in the case of a Registration Statement filed pursuant to Section 9.1) from the effective date or such lesser period until all such Shares are sold;

                                    (ii) as expeditiously as possible prepare
and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for 180 days (or 12 months, in the case of a Registration Statement filed pursuant to Section 9.1) from the effective date or such lesser period until all such Shares are sold;

                                    (iii) as expeditiously as possible furnish
to Seller such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as Seller may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by Seller;

                                    (iv) as expeditiously as possible use its
best efforts to register or qualify the Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as Seller shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable Seller to consummate the public sale or other disposition in such states of the Shares owned by Seller; provided, however, that Buyer shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                                    (v) as expeditiously as possible cause all
such Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by Buyer are then listed;

                                    (vi) promptly provide a transfer agent and
registrar for all such Shares not later than the effective date of such registration statement;

                                    (vii) promptly make available for inspection
by Seller, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by Seller, all financial and other records, pertinent corporate documents and properties of Buyer and cause Buyer's officers, directors, employees and independent accountants to supply all information reasonably requested by Seller, underwriter, or any such attorney, accountant or agent in connection with such Registration Statement;

                                    (viii) as expeditiously as possible notify
Seller, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

                                    (ix) as expeditiously as possible following
the effectiveness of such Registration Statement, notify Seller of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus.

                           (b) If Buyer has delivered a Prospectus to Seller and
after having done so the Prospectus is amended to comply with the requirements of the Securities Act, Buyer shall promptly notify Seller and, if requested, Seller shall immediately cease making offers of Shares and return all Prospectuses to Buyer. Buyer shall promptly provide Seller with revised Prospectuses and, following receipt of the revised Prospectuses, Seller shall be free to resume making offers of the Shares.

                           (c) In the event that, in the judgment of Buyer, it
is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which Buyer believes public disclosure would be detrimental to Buyer, Buyer shall notify Seller to such effect, and, upon receipt of such notice, Seller shall immediately discontinue any sales of Shares pursuant to such Registration Statement until Seller has received copies of a supplemented or amended Prospectus or until Seller is advised in writing by Buyer that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, Buyer shall not exercise its rights under this Section 9.3 to suspend sales of Shares for a period in excess of 60 days in any 365-day period.

                  9.4 Allocation of Expenses. Buyer will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 9.1 is withdrawn at the request of Seller (other than as a result of information concerning the business or financial condition of Buyer that is made known to Seller after the date on which such registration was requested) and if Seller elects not to have such registration counted as the registration requested under Section 9.1, Seller shall pay the Registration Expenses of such registration pro rata in accordance with the number of its Shares included in such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by Buyer in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for Buyer and the fees and expenses of one counsel selected by Seller to represent Seller, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions.

                  9.5      Indemnification and Contribution.

                           (a) In the event of any registration of any Shares
under the Securities Act pursuant to this Agreement, Buyer will indemnify and hold harmless Seller, each underwriter of such Shares, and each other person, if any, who controls Seller or such underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which Seller, such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and Buyer will reimburse Seller, such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by Seller, such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Buyer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Buyer, in writing, by or on behalf of Seller, such underwriter or controlling person specifically for use in the preparation thereof.

                           (b) In the event of any registration of any Shares
under the Securities Act pursuant to this Agreement, Seller will indemnify and hold harmless Buyer, each of its directors and officers and each underwriter (if any) and each person, if any, who controls Buyer or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which Buyer, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to Seller furnished in writing to Buyer by or on behalf of Seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of Seller hereunder shall be limited to an amount equal to the net proceeds to Seller received in connection with such registration.

                           (c) Each party entitled to indemnification under this
Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                           (d) In order to provide for just and equitable
contribution in circumstances in which the indemnification provided for in this
Section is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of Buyer on the one hand and Seller on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Buyer and Seller shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by Buyer or Seller and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Buyer and Seller agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 9.5, (a) in no case shall Seller be liable or responsible for any amount in excess of the net proceeds received by it from the offering of Shares and (b) Buyer shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

                  9.6 Other Matters with Respect to Underwritten Offerings. In the event that Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 9.3, Buyer agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of Buyer and customary covenants and agreements to be performed by Buyer, including without limitation customary provisions with respect to indemnification by Buyer of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary "cold comfort letters" to the underwriters.

                  9.7 Information by Seller. Seller shall furnish to Buyer such information regarding Seller and the distribution proposed by Seller as Buyer may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  9.8 Information of Buyer. If Seller shall receive written notice from Buyer regarding Buyer's plans to file a Registration Statement, Seller shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

         10.      Transfer and Sales Tax

                  Notwithstanding any provisions of law imposing the burden of such taxes on the Seller or the Buyer, as the case may be, the Buyer shall be responsible for and shall pay (a) all sales, use and transfer taxes, and (b) all governmental charges, if any, upon the sale or transfer of any of the Assets hereunder (other than taxes on Seller's net income). If the Buyer shall fail to pay such amounts on a timely basis, the Seller may pay such amounts to the appropriate governmental authority or authorities, and the Buyer shall promptly reimburse the Seller for any amounts so paid by the Seller.

         11. Brokers

                  11.1 For the Seller. The Seller represents and warrants that it has not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement. The Seller agrees to indemnify and hold harmless the Buyer against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Seller.

                  11.2 For the Buyer. The Buyer agrees to pay all fees, expenses and compensation owed to any person, firm or corporation who has acted in the capacity of broker or finder on its behalf in connection with the transactions contemplated by this Agreement. The Buyer agrees to indemnify and hold harmless the Seller against any claims or liabilities asserted against it by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

         12. Notices

                  Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, nationally recognized overnight delivery service, registered or certified mail, postage prepaid, or confirmed telecopier transmission, addressed as follows or to such other address or telecopier number of which the parties may have given notice:

         To the Seller:    Amazon.com, Inc.
                           1516 Second Avenue, Fourth Floor
                           Seattle, Washington  98101
                           Attn:  Mr. Greg Bahue
                           Tel:  206.834.7053
                           Telecopier:  206.834.7008

         With a copy to:   Fenwick & West LLP
                           Attn:  Robert Dellenbach, Esq.
                           Tel:  415.281.1330
                           Telecopier:  415.281.1350

         To the Buyer:     Restrac, Inc.
                           91 Hartwell Avenue
                           Lexington, Massachusetts 02173
                           Attn: Marty Fahey, President
                           Tel: 781.869.5000
                           Telecopier: 781.869.5050

         With copies to:   Gaz Crittenden, Esq.
                           Restrac, Inc.
                           91 Hartwell Avenue
                           Lexington, Massachusetts 02173
                           Tel: 781.869.5000
                           Telecopier: 781.869.5050

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; (b) one day after being sent, if sent by nationally recognized overnight delivery service,
(c) three business days after being sent, if sent by registered or certified mail; or (d) one business day after being sent, if sent by telecopier; provided that automatic confirmation of receipt shall have been received.

         13. Successors and Assigns

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer and the Seller may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a subsidiary or affiliate. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer from any obligation or liability under this Agreement.

         14. Entire Agreement; Amendments; Attachments

                  (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer and the Seller, by the consent of their respective Boards of Directors, or officers authorized by such Boards, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Seller.

                  (b) If the provisions of any Schedule or Exhibit to this Agreement

(excluding the License Agreement) are inconsistent with the provisions of this Agreement, the provision of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

         15. Expenses

                  Except as otherwise expressly provided herein, the Buyer and the Seller shall each pay their own expenses in connection with this Agreement and the transactions contemplated hereby.

         16. Legal Fees

                  In the event that legal proceedings are commenced by the Buyer against the Seller, or by the Seller against the Buyer, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

         17. Governing Law

                  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         18. Section Headings

                  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         19. Severability

                  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         20. Counterparts

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.


                          Signatures on Following Page

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                  BUYER:

                                      RESTRAC, INC.

ATTEST:

                                      By:

Name:                                    Name:

Title:                                   Title:
      -------------------------                -------------------------

                                 SELLER:

                                      AMAZON.COM, INC.

ATTEST:

                                      By:


Name:                                 Name:

Title:                                Title:
      -------------------------                -------------------------


                                      JUNGLEE CORP.

ATTEST:

                                      By:


Name:                                 Name:

Title:                                Title:
      -------------------------                -------------------------




    Signature Page to Asset Purchase Agreement dated as of November 18, 1998